Exhibit 10.1

SECOND AMENDMENT TO COOPERATION AGREEMENT

This Second Amendment to the Cooperation Agreement (this “Amendment”), dated April 28, 2025, is by and among TPI Composites, Inc., a Delaware corporation (the “Company”), Dere Construction Taahhut A.S., Zeki Bora Turan, Emre Birhekimoglu, and Alp Kirmizioglu (collectively with each of their respective Affiliates and Associates, the “Investor Group”). The Cooperation Agreement, dated February 27, 2025, was entered into by and among the Company and the Investor Group, as amended by the First Amendment on March 26, 2025 (the “Cooperation Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Cooperation Agreement.

In consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor Group and the Company, intending to be legally bound hereby, agree as follows:

1.                   Amendment of Section 1 of the Cooperation Agreement. Section 1 of the Cooperation Agreement is amended and replaced in its entirety by the following language:

“1. Nomination Notice Deadline. In connection with the execution and delivery of this Agreement, the Board of Directors of the Company (the “Board”) shall extend the deadline for notice of director nominations for consideration at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”) under the Company’s Third Amended and Restated Bylaws (the “By-laws”) to May 30, 2025.”

2.                   Amendment of Section 3 of the Cooperation Agreement. The first sentence of Section 3 of the Cooperation Agreement is amended and replaced in its entirety by the following language and all references to the defined term “Standstill Period” in the Cooperation Agreement shall take account of such amendment:

“During the period commencing on the date of this Agreement and ending on May 30, 2025 (the “Standstill Period”), except as otherwise provided in this Agreement, without the prior written consent of the Board, each of the members of the Investor Group shall not, directly or indirectly:

3.          No Other Modifications. Except as provided in Sections 1 and 2 of this Amendment, no other modification of the Cooperation Agreement is intended to be effected by this Amendment and the Cooperation Agreement, as amended by this Amendment, shall remain in full force and effect.

4.          Governing Law; Jurisdiction. This Amendment, and any disputes arising out of or related to this Amendment (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Amendment shall exclusively lie in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party irrevocably consents to accept service of process in any such Legal Proceeding by first class certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth on the signature pages attached hereto. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT. Each of the parties irrevocably agrees that, subject to any available appeal rights, any decision, order, or judgment issued by such above named courts shall be binding and enforceable, and irrevocably agrees to abide by any such decision, order, or judgment.

5.                   Counterparts. This Amendment may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf’) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

6.                   Entire Understanding; Amendment. This Amendment and the Cooperation Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Amendment. Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has executed and delivered this Amendment, or caused the same to be executed and delivered by its duly authorized representative, as a deed on the date first above written.

THE COMPANY:

TPI COMPOSITES, INC.

By: /s/ William E. Siwek
William E. Siwek
President and CEO

SIGNATURE PAGE TO AMENDMENT NO. 2 TO COOPERATION AGREEMENT

INVESTOR GROUP

DERE CONSTRUCTION TAAHHUT A.S.

By:	/s/ Zeki Bora Turan
Zeki Bora Turan
Chairman of the Board

/s/ Zeki Bora Turan
Zeki Bora Turan

/s/ Emre Birhekimoglu
Emre Birhekimoglu

/s/ Alp Kirmizioglu
Alp Kirmizioglu

SIGNATURE PAGE TO AMENDMENT NO. 2 TO COOPERATION AGREEMENT